UNITE HERE, 275 7th Avenue, New York, New York

Additional slides accompanying presentation filed with DFAN14-A on 9/3/14

AHP 1H 2014:
Corporate expenses higher as externally advised REIT, BEFORE INCENTIVE FEES.

Ashford Prime's corporate overhead expenses in 1H 2014 were nearly $1.7 million higher than the same period the year before – when the REIT was self-advised.

That's before any incentive fees for 2014 have been added.



AHP's increasing corporate overhead expenses
$9,000.00
$8,000.00
$7,000.00
$6,000.00
$5,000.00
$4,000.00
$3,000.00
$2,000.00
$1,000.00
$-
Cost, $000s
?
$ $8,134.00
$ $6,445.00
Self-Advised (CG&A)
Externally Advised (CG&A + Advisory Service Fees)
1H 2013
1H 2014

Source: Ashford Hospitality Prime 10-Q, p. 3, filed with the Securities and Exchanges Commission on 8/8/2014.

AHP 2Q 2014:
Corporate overhead expenses grew faster than revenues

Even before annual incentive fees are added, Prime's overhead costs as an externally advised REIT (Corporate CG&A + Advisory Services Fees) grew at a faster rate than revenues.



Ashford Prime: 2Q Increases in Revenues, Corporate Overhead
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
84%
33%
Revenue growth
Overhead expense growth

Source: Ashford Hospitality Prime 10-Q, p. 3, filed with the Securities and Exchanges Commission on 8/8/2014.